EXHIBIT 32

CERTIFICATIONS

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), Thomas T. Fleming, Chief Executive Officer of Corecare Systems, Inc. (the "Company"), and John Gill, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company's Annual Report on Form 10-KSB for the period ended June 30, 2005, and to which this Certification is attached as Exhibit 32 (the "Annual Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report.

DATE: January 29, 2007

By: /s/ Thomas T. Fleming
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Thomas T. Fleming, Chief Executive Officer
(Principal Executive Officer)

DATE: January 29, 2007

By: /s/ John T. Gill
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John T. Gill, Chief Financial Officer
(Principal Financial and Accounting Officer)